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                                 [EXHIBIT 10.14]

                                 DOCUMENT 00500
                                    AGREEMENT

THIS AGREEMENT is dated as of the 23rd day of July in the Year 1997 by and between USPCI, a Laidlaw Environmental Services. Inc. Company (hereinafter called OWNER) and. W.W. Clyde & Co. (hereinafter called CONTRACTOR).


OWNER and CONTRACTOR, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1.  WORK

CONTRACTOR shall complete all work as specified or indicated in the Contract Documents. The Work is generally described as follows:

        The construction of Industrial Waste Cell 1 Closure, Industrial Waste Cell 2 Closure, and Landfill Cell Y Closure complete and associated drainage facilities at the Grassy Mountain Facility near Knolls, Utah, with the exception of the geosynthetic clay liner, high density polyethylene (HOPE) liner, drainage net, and filter fabric. The Work shall also consist of providing all surveying associated with the construction and grade checking of these cell closures. The geosynthetic liner, HOPE synthetic liner, drainage net and filter fabric will be furnished and installed by an independent liner contractor, under a separate contract with the Owner. The independent liner contractor is to be:

                      Polyflex Construction, Inc.
                      c/o Morris Jett/Kent Jett
                      2000 West Marshal Drive
                      Grand Prairie, Texas 75051
                      (800)527-3322 ext 256 or 393
                      Fax (214) 988-8331

The above explanation is intended to give a general understanding of the scope of the work under these specifications, and shall not be construed to be an itemized listing of each element of work required. The Contractor shall be responsible for construction of complete facilities conforming in all respects to the details and requirements of the specifications, drawings, and other contract documents.




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ARTICLE 2.  ENGINEER

The Owner shall assume all duties and responsibilities and have the rights and authority assigned to ENGINEER in the Contract Documents in connection with completion of the Work in accordance with the Contract Documents.

ARTICLE 3. CONTRACT TIMES, LIQUIDATED DAMAGES, OTHER DAMAGES, AND INCENTIVE PROGRAM FOR EARLY COMPLETION

        3.1 Contract Times. All work under this contract will be completed and ready for final payment in accordance with paragraph 14.13 of the General Conditions within 137 calendar days after the date when the Contract Time commences to run as defined in the Notice to Proceed.

        The Contract Time provided above shall also include the time required for the liner contractor (under separated contract with USPCI) to install the geosynthetic clay liner, the HDPE synthetic liner, the drainage net, and the filter fabric. THE TIME REQUIRED BY THE LINER CONTRACTOR SHALL BE DETERMINED DURING A SCHEDULING MEETING FOR CONSTRUCTION SEQUENCING WITH THE LINER CONTRACTOR, WHICH WILL TAKE PLACE WITH THE APPARENT SUCCESSFUL BIDDER AND THE LINER CONTRACTOR PRIOR TO ISSUANCE OF THE NOTICE OF AWARD. AWARD OF THE CONTRACT WILL BE DEPENDENT ON THE DEVELOPMENT OF A SCHEDULE (ACCEPTABLE TO THE OWNER) BETWEEN THE CONTRACTOR AND THE LINER CONTRACTOR. THE TIME DETERMINED FOR THIS CONSTRUCTION SEQUENCE SHALL BE SUMMARIZED IN SCHEDULE FORMAT AND PROVIDED TO THE OWNER. DOCUMENTATION SHALL BE PROVIDED WHICH INDICATES ACCEPTANCE OF THIS SCHEDULE BY BOTH THE CONTRACTOR AND THE LINER CONTRACTOR. This documentation shall become part of this Agreement. The time schedule shall include the following:

               3.1.1 The time schedule shall indicate start/finish dates, times and duration allotted for each component of construction (including geosynthetics installation tasks performed by the liner contractor) in detail (i.e., material shipments complete for each type of material by liner contractor; anchor trench excavation and backfill throughout by Contractor; geosynthetic clay liner, HDPE synthetic liner, drainage net, and filter fabric installation by liner contractor; followed by imported soil cover by Contractor; and which 1/2 of each cell closure is to be finished first, the next 1/2 and so on from start to finish). Any changes to this schedule shall be made AT LEAST SEVEN (7) DAYS IN ADVANCE IN WRITING.

        3.2 Liquidated Damages. OWNER and CONTRACTOR recognize that time is of the essence of this Agreement and that OWNER will suffer damages if the Work is not completed within the times specified in paragraph 3.1 above, plus any extensions thereof allowed in accordance with Article 12 of the General Conditions. They also recognize the delays, expense and difficulties involved in proving the actual loss suffered by OWNER if the Work is not completed on time. Accordingly, instead of requiring any such proof, OWNER AND CONTRACTOR AGREE THAT AS LIQUIDATED DAMAGES FOR DELAY (BUT NOT AS



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        A PENALTY) CONTRACTOR SHALL PAY OWNER TWO-THOUSAND FIVE HUNDRED DOLLARS
        ($2.500.00) FOR EACH DAY THAT EXPIRES AFTER THE TIME SPECIFIED IN PARAGRAPH 3.1 FOR FINAL COMPLETION UNTIL THE WORK IS COMPLETE AND READY FOR FINAL PAYMENT.

        3.3 Other Damages. OWNER and CONTRACTOR recognize that OWNER will suffer damages, in addition to those covered under liquidated damages, if 1) actual work hours incurred by CONTRACTOR exceed those defined by CONTRACTOR in the time scaled precedence diagram provided in CONTRACTOR'S Bid, wherein CONTRACTOR has defined the number of shifts per day, work hours per shift, and number of days per week within which work is to be accomplished; or if 2) CONTRACTOR causes a delay to the liner contractor, resulting in standby or other charges being assessed to OWNER by the liner contractor and resulting in additional inspection costs. ACCORDINGLY, OWNER AND CONTRACTOR AGREE THAT AS DAMAGES FOR ACTUAL WORK HOURS INCURRED BY CONTRACTOR WHICH EXCEED THOSE DEFINED BY CONTRACTOR IN THE TIME SCALED PRECEDENCE DIAGRAM PRODDED IN CONTRACTOR'S BID, CONTRACTOR SHALL PAY OWNER ALL ADDITIONAL INSPECTION COSTS INCURRED BY OWNER. OWNER AND CONTRACTOR ALSO AGREE THAT AS DAMAGES FOR CAUSING DELAYS TO THE LINER CONTRACTOR, CONTRACTOR SHALL PAY OWNER THE LINER CONTRACTOR'S STANDBY CHARGES ($2,500.00 PER DAY) OR THE LINER CONTRACTOR'S REMOBILIZATION FEES (IF REMOBILIZATION OF THE LINER CONTRACTOR WOULD BE LESS COSTLY THAN HOLDING THE LINER CONTRACTOR ON STANDBY), PLUS ALL ADDITIONAL INSPECTION COSTS INCURRED BY OWNER AS A RESULT OF THE DELAY.

        3.4 Incentive Program for Early Contract Completion. OWNER and CONTRACTOR recognize that time is of the essence of this Agreement and that OWNER will benefit from early completion of the Work. ACCORDINGLY, OWNER AND CONTRACTOR AGREE THAT AS INCENTIVE FOR EARLY COMPLETION OF THE WORK, OWNER SHALL PAY CONTRACTOR TWOTHOUSAND FIVE HUNDRED DOLLARS ($2,500.00) FOR EACH DAY THAT THE WORK IS COMPLETED PRIOR TO THE TIME SPECIFIED IN PARAGRAPH 3.1 FOR COMPLETION AND READINESS FOR FINAL PAYMENT, NOT TO EXCEED $50,000 IN TOTAL INCENTIVE BONUS PAID.

ARTICLE 4.  CONTRACT PRICE

OWNER shall pay CONTRACTOR for completion of the Work in accordance with the Contract Documents an amount in current funds pursuant to paragraphs 4.1 and 4.2 below:

        4.1 for all Work other than Unit Price Work, a Lump Sum of:

                     See Bid Schedule attached in Exhibit D.

        All specific cash allowances are included in the above price and have been computed in accordance with paragraph 11.8 of the General Conditions;

        plus



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        4.2 for all Unit Price Work, an amount equal to the sum of the established unit price for each separately identified item of Unit Price Work times the actual quantity of that item completed as indicated in this paragraph 4.2:

                     See Bid Schedule attached in Exhibit D.

As provided in paragraph 11.9 of the General Conditions estimated quantities are not guaranteed, and determinations of actual quantities and classification are to be made by ENGINEER as provided in paragraph 9.10 of the General Conditions. Unit prices have been computed as provided in paragraph 11.9.2 of the General Conditions.

ARTICLE 5.  PAYMENT PROCEDURES

CONTRACTOR shall submit applications for Payment in accordance with Article 14 of the General Conditions. Applications for Payment will be processed by ENGINEER as provided in the General Conditions.

        5.1 Progress Payments; Retainage. OWNER shall make progress payments on account of the Contract Price on the basis of CONTRACTOR's proper Applications for Payment as recommended by ENGINEER during construction as provided in paragraphs 5.1.1 and 5.1.2 below. All such payments will be measured by the schedule of values established in paragraph 2.9 of the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements.

               5.1.1 Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below, but in each case, less the aggregate of payments previously made and less such amounts as ENGINEER shall determine, or OWNER may withhold, in accordance with paragraph 14.7 of the General Conditions.

                      90% of the Work completed (with the balance being retainage).

                      90% (with the balance being retainage) of materials and equipment not incorporated in the Work (but delivered, suitably stored and accompanied by documentation satisfactory to OWNER as provided in paragraph 14.2 of the General Conditions).

               5.1.2 Upon Substantial Completion, in an amount sufficient to increase total payments to CONTRACTOR to 90% of the Contract Price (with the balance being retainage), less such amounts as ENGINEER shall determine, or OWNER may withhold, in accordance with paragraph 14.7 of the General Conditions and less previously paid amount.



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        5.2 Final Payment. Upon final completion and acceptance of the Work in accordance with paragraph 14.13 of the General Conditions, OWNER shall pay the remainder of the Contract Price as recommended by ENGINEER as provided in said paragraph 14.13.

ARTICLE 6.  INTEREST

All moneys due and unpaid over 21 days after the date as provided in Article 14 of the General Conditions shall bear interest at six percent (6%) per annum or part thereof until full payment shall have been made.

ARTICLE 7.  CONTRACTOR'S REPRESENTATIONS

In order to induce OWNER to enter into this Agreement CONTRACTOR makes the following representations:

        7.1 CONTRACTOR has examined and carefully studied the Contract Documents (including the Addenda listed in paragraph 8) and the other related data identified in the Bidding Documents including Technical datable.

        7.2 CONTRACTOR has visited the site and become familiar with and is satisfied as to the general, local and site conditions that may affect cost, progress, performance or furnishing of the Work.

        7.3 CONTRACTOR is familiar with and is satisfied as to all federal, state and local Laws and Regulations, including those of the U.S. Environmental Protection Agency and/or applicable state environmental regulations, that may affect cost, progress, performance or furnishing of the Work.

        7.4 CONTRACTOR has carefully studied all reports of exploration and tests of subsurface conditions at or contiguous to the site and all drawings of physical conditions in or relating to existing surface or subsurface structures at or contiguous to the site (except Underground Facilities) which have been identified in the Supplementary Conditions as provided in paragraph 4.2.1 of the General Conditions. CONTRACTOR accepts the determination set forth in paragraph SC 4.2 of the Supplementary Conditions of the extent of the Technical data contained in such reports and drawings upon which CONTRACTOR is entitled to rely as provided in paragraph 4.2 of the General Conditions. CONTRACTOR acknowledges that such reports and drawings are not Contract Documents and may not be complete for CONTRACTOR's purposes. CONTRACTOR acknowledges that OWNER and ENGINEER do not assume responsibility for the accuracy or completeness of information and data shown or indicated in the Contract Documents with respect to Underground Facilities at or contiguous to the site. CONTRACTOR has obtained and carefully studied (or assumes responsibility for having done so) all such additional supplementary examinations, investigations, explorations, tests, studies and data concerning conditions (surface, subsurface and Underground Facilities) at or contiguous to the site or otherwise which may affect cost, progress, performance or furnishing of the Work or which relate to any aspect of the means,



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        methods, techniques, sequences and procedures of construction to be employed by CONTRACTOR and safety precautions and programs incident thereto. CONTRACTOR does not consider that any additional examinations, investigations, explorations, tests, studies or data are necessary for the performance and furnishing of the Work at the Contract Price, within the Contract Times and in accordance with the other terms and conditions of the Contract Documents.

        7.5 CONTRACTOR is aware of the general nature of the work to be performed by OWNER and others at the site that relates to the Work as indicated in the Contract Documents.

        7.6 CONTRACTOR has correlated the information known to CONTRACTOR, information and observations obtained from visits to the site, reports and drawings identified in the Contract Documents and all additional examinations, investigations, explorations, tests, studies and data with the Contract Documents.

        7.7 CONTRACTOR has given ENGINEER written notice of all conflicts, errors, ambiguities or discrepancies that CONTRACTOR has discovered in the Contract Documents and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR, and the Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

ARTICLE 8.  CONTRACT DOCUMENTS

The Contract Documents which comprise the entire agreement between OWNER and CONTRACTOR concerning the Work consist of the following:

        8.1  This Agreement (pages 1 to 9 inclusive).

        8.2 Exhibits to this Agreement (Exhibits 0 to 0, inclusive).

        8.3 Certificate of Insurance, identified as Exhibit A.

        8.4 Notice of Award, identified as Exhibit B.

        8.5  Addenda number 1 to 2 inclusive, identified as Exhibit C.

        8.6 CONTRACTOR's Bid marked Exhibit D, consisting of the Bid Form (pages 1 to 4 inclusive) and the Bid Schedule (pages 1 to 5 inclusive).

        8.7 Documentation submitted by CONTRACTOR prior to Notice of Award (pages __ to __ inclusive) marked Exhibit E.

        8.8  General Conditions (pages 1 to 45 inclusive).

        8.9  Supplementary Conditions (pages 1 to 13 inclusive).




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        8.10 Specifications bearing the title L and consisting of _ divisions and _ pages, as listed in table of contents thereof.

        8.11 Drawings, with each sheet bearing the following general title:

                      Grassy Mountain Facility
                      Industrial Waste Cell 1 - Closure,

                      Grassy Mountain Facility
                      Industrial Waste Cell 2 - Closure, or

                      Grassy Mountain Facility Landfill Cell Y - Closure.

        8.12 The following which may be delivered or issued after the Effective Date of the Agreement and are not attached hereto: All Written Amendments and other documents amending, modifying, or supplementing the Contract Documents pursuant to paragraphs 3.5 and 3.6 of the General Conditions.

The documents listed in paragraphs 8.2 et seq. above are attached to this Agreement (except as expressly noted otherwise above).

There are no Contract Documents other than those listed above in this Article 8. The Contract Documents may only be amended, modified or supplemented as provided in paragraphs 3.5 and 3.6 of the General Conditions.

ARTICLE 9. MISCELLANEOUS

        9.1 Terms used in this Agreement which are defined in Article 1 of the General Conditions will have the meanings indicated in the General Conditions.

        9.2 No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

        9.3 OWNER and CONTRACTOR each binds itself, its partners, successors, assigns and legal representatives to the other party hereto, its partners, successors, assigns and legal representatives in respect to all covenants, agreements and obligations contained in the Contract Documents.




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        9.4 Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and CONTRACTOR, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

        9.5  OTHER PROVISIONS.



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IN WITNESS WHEREOF, OWNER and CONTRACTOR have signed this Agreement in triplicate. One counterpart each has been delivered to OWNER, CONTRACTOR and ENGINEER. All portions the Contract Documents have been signed, initialed or identified by OWNER and CONTRACTOR or identified by ENGINEER on their behalf.

This Agreement will be effective on ______________________________, 1997.


OWNER                                       CONTRACTOR
      ------------------------------                   -------------------------


      ------------------------------             -------------------------------

By                                          By
      ------------------------------             -------------------------------

             (CORPORATE SEAL)                              (CORPORATE SEAL)





Attest                                      Attest

      ------------------------------              ------------------------------


Address for giving notices                  Address for giving notices

------------------------------------        ------------------------------------

------------------------------------        ------------------------------------

                                            License No.
                                                       -------------------------
                                            Agent for service of process

                                            ------------------------------------
                                            (If CONTRACTOR is a corporation,
                                            attach evidence of authority to
                                            sign.)




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